                                                                     EXHIBIT 11

                          WESTERN DIGITAL CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                THREE-MONTH PERIOD ENDED           SIX-MONTH PERIOD ENDED
                                              ---------------------------       -----------------------------
                                                 DEC. 28,       DEC. 30,          DEC. 28,         DEC. 30,
                                                  1996            1995              1996             1995
                                              -----------     -----------       ------------      -----------
PRIMARY

Net income  . . . . . . . . . . . . . . .     $    64,229     $    36,393       $     97,107      $    44,720
                                              ===========     ===========       ============      ===========

Weighted average number of common
shares outstanding during the period  . .          43,975          46,941             43,860           48,257

Incremental common shares attributable
to exercise of outstanding options,
warrants, put options and ESPP
contributions . . . . . . . . . . . . . .           3,405           1,497              2,981            1,782
                                              -----------     -----------       ------------      -----------

Total shares  . . . . . . . . . . . . . .          47,380          48,438             46,841           50,039
                                              ===========     ===========       ============      ===========

Net income per share  . . . . . . . . . .     $      1.36     $       .75       $       2.07      $       .89
                                              ===========     ===========       ============      ===========

FULLY DILUTED

Net income  . . . . . . . . . . . . . . .     $    64,229     $    36,393       $     97,107      $    44,720
                                              ===========     ===========       ============      ===========

Weighted average number of common
shares outstanding during the period  . .          43,975          46,941             43,860           48,257

Incremental common shares attributable
to exercise of outstanding options,
warrants, put options and ESPP
contributions   . . . . . . . . . . . . .           3,568           1,747              3,324            1,909
                                              -----------     -----------       ------------      -----------
Total shares  . . . . . . . . . . . . . .          47,543          48,688             47,184           50,166
                                              ===========     ===========       ============      ===========

Net income per share  . . . . . . . . . .     $      1.35     $       .75       $       2.06      $       .89
                                              ===========     ===========       ============      ===========